EXHIBIT 99.1

NetSol Technologies Reports Fiscal 2014 First Quarter Results

– Company Adding up to 150 Employees to Support Growth Strategy,
Global Launch of NFS Ascent and Backlog –

– Conference Call Scheduled Today at 11 a.m. ET (8 a.m. PT) –

CALABASAS, Calif., Nov. 8, 2013 (GLOBE NEWSWIRE) -- NetSol Technologies, Inc. (Nasdaq:NTWK), a worldwide provider of global IT and enterprise application solutions, today reported financial results for its fiscal 2014 first quarter ended September 30, 2013.

Fiscal 2014 First Quarter Financial Results

Total first quarter revenue amounted to $9.1 million, compared with $11.1 million in the same period last fiscal year, reflecting lower license revenue attributable to timing on the closing of certain new business transactions, as well as the company's transition to its next-generation financing and leasing solution, NFS AscentTM.

License revenue for the fiscal 2014 first quarter was $2.3 million, versus $3.2 million in the same period last year. Maintenance revenue for the fiscal 2014 first quarter increased to $2.4 million from $2.0 million last fiscal year, reflecting the completion of NFSTM implementations. Services revenue decreased to $4.4 million from $5.8 million for the first quarter of fiscal 2013, reflecting fewer license sales in the quarter.

"Results this quarter reflected a slowing of license sales for the first-generation of NFS, as new clients embrace our new, next-generation NFS Ascent platform. In the enterprise software segment, companies typically experience a phase of contraction in the sales of prior products, while next-generation platforms start to gain traction," said Najeeb Ghauri, CEO. "We are excited to have officially introduced our next-generation solution, NFS Ascent, which we believe will be a game-changer for NetSol, and is the result of more than four years of development. NFS Ascent represents the most advanced solution available in the marketplace, allowing us to leapfrog the competition. Early response from customers has been outstanding, and we are very confident in our market opportunity moving forward, with discussions well underway with potential new global customers, including in North America and Europe.

"Our current sales backlog includes a significant amount of services revenue based upon the first-generation platform. Accordingly, to protect our clients' investments, NetSol will continue to service and support our first-generation NFS solution for many years to come. We expect that licensee revenue for the first-generation NFS platform to continue to contract over the next two quarters, offset as adoption of NFS Ascent increases, reaching an inflection point in the second half of the current fiscal year," added Ghauri.

Total operating expenses for the fiscal 2014 first quarter amounted to $4.9 million, versus $3.8 million in the fiscal 2013 first quarter, reflecting the ramp-up of sales and marketing activities. Operating expenses for the preceding fourth quarter of fiscal 2013 were $4.7 million.

Operating loss for the first quarter of fiscal 2014 was $1.5 million, compared with operating income of $1.5 million last year.

Net loss was $1.1 million for the fiscal first quarter, equal to $0.12 per share, compared with net income of $929,000, or $0.12 per diluted share, in the comparable period of the prior fiscal year. This includes a deduction of net income by $634,000 for non-controlling interest, compared with $332,000 in the comparative period. Weighted average number of diluted shares outstanding for the period was 9.0 million shares.

At September 30, 2013, cash and cash equivalents amounted to $6.8 million, reflecting NetSol's investment in additional infrastructure to support its expansion strategy.

"The quarter's financial results are not indicative of the underlying strength of our company or the reputation we have earned with prestigious global companies," Ghauri said. "The large number of staff we are adding across the globe demonstrates our confidence in where we believe the business is headed and our opportunity with NFS Ascent. NetSol is well capitalized, with great people and world-class customers as we embark on this milestone transition," he added.

2014 First Quarter Highlights:

  Received new orders for NetSol Financial Suite (NFS) solution from two new customers, representing more than $4 million in combined license, maintenance and service billings, which included an agreement with a major China-based auto manufacturer;
  Signed 40 more LeasePak seats to a North America-based customer;
  Added five new customers for Vroozi's Purchase Manager module; released a new supplier purchase order pickup module with Vroozi Purchase Manager; and, introduced a new Vroozi Buy Route functionality in beta to a global customer;
  Commenced a LeaseSoft upgrade and portal project for a leading North American and UK leasing company specializing in broker-introduced entrepreneurial finance; began LeaseSoft implementation for a leading non-bank lender in Ireland; and completed delivery of a Web services-based branch integration project for one the UK's leading sub-prime lenders;
  Developed a business process outsource service to address the broker market for NetSol Technologies Europe and its jointly-owned subsidiary, Virtual Lease Services. In collaboration with funders, the service will form part of the funding approval sanction;
  Signed three new agreements in Saudi Arabia through Atheeb NetSol, its joint venture company, in the areas of network security, ISO/standard implementation of cyber security and consulting for a local group of hospitals, governmental security department and construction group.
Fiscal 2014 First Quarter Conference Call
When:	Friday, November 8
Time:	11:00 a.m. Eastern
Phone:	1-877-941-0843 (domestic)
1-480-629-9722 (international)
Conference ID:	4648218
Webcast:	http://www.netsoltech.com/us/investors/event-presentation
Archived:	90 days

About NetSol Technologies

NetSol Technologies, Inc. (www.netsoltech.com) is a worldwide provider of global IT and enterprise application solutions that include credit and finance portfolio management systems, SAP consulting and services, custom development, systems integration and technical services for asset finance and leasing in the automotive, insurance, energy and technology markets. Headquartered in Calabasas, Calif., NetSol's product and services offerings have achieved ISO 9001, ISO 20000, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by only 178 companies worldwide. The company's clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers and government agencies. NetSol has delivery and support locations in San Francisco, London, Beijing, Bangkok, Lahore, Sydney and Riyadh.

Follow NetSol Technologies on Twitter at https://twitter.com/NetSolTech

NetSol Technologies Google+ page at https://plus.google.com/+netsoltechnologies

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "expects," "anticipates," variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

NetSol Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets

	As of September 30,	As of June 30,
ASSETS	2013	2013
Current assets:
Cash and cash equivalents	$ 6,755,950	$ 7,874,318
Restricted cash	2,301,822	1,875,237
Accounts receivable, net	18,535,948	14,684,212
Revenues in excess of billings	11,435,167	15,367,198
Other current assets	2,841,126	2,273,314
Total current assets	41,870,013	42,074,279
Long term investment		--
Investment under equity method	554,674	545,483
Property and equipment, net	21,493,298	20,978,369
Intangible assets, net	28,775,799	29,452,654
Goodwill	9,653,330	9,653,330
Total assets	$ 102,347,114	$ 102,704,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 4,498,965	$ 3,923,921
Current portion of loans and obligations under capitalized leases	3,660,388	3,326,465
Other payables - acquisitions	103,226	103,226
Unearned revenues	3,987,150	2,446,018
Loans payable, bank	1,874,941	1,982,161
Common stock to be issued	320,338	88,325
Total current liabilities	14,445,008	11,870,116
Long term loans and obligations under capitalized leases; less current maturities	1,416,791	1,412,212
Total liabilities	15,861,799	13,282,328
Commitments and contingencies
Stockholders' equity:
Common stock, $.01 par value; 15,000,000 shares authorized; 8,990,923 and
8,929,523 issued and outstanding as of September 30, 2013 and June 30, 2013	89,909	89,295
Additional paid-in-capital	114,914,808	114,292,510
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(24,918,371)	(23,821,256)
Stock subscription receivable	(2,130,488)	(2,280,488)
Other comprehensive loss	(17,916,294)	(15,714,112)
Total NetSol stockholders' equity	69,624,139	72,150,524
Non-controlling interest	16,861,176	17,271,263
Total stockholders' equity	86,485,315	89,421,787
Total liabilities and stockholders' equity	$ 102,347,114	$ 102,704,115

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2013	2012
Net Revenues:
License fees	2,252,567	3,241,501
Maintenance fees	2,380,409	2,045,706
Services	4,424,340	5,784,693
Total net revenues	9,057,316	11,071,900
Cost of revenues:
Salaries and consultants	3,456,604	3,385,668
Travel	396,784	325,294
Repairs and maintenance	175,821	127,997
Insurance	39,554	37,719
Depreciation and amortization	1,046,669	958,151
Other	544,337	921,858
Total cost of revenues	5,659,769	5,756,687
Gross profit	3,397,547	5,315,213
Operating expenses:
Selling and marketing	1,071,412	762,963
Depreciation and amortization	426,617	342,001
Bad debt expense	251,673	--
Salaries and wages	1,441,132	1,153,873
Professional services, including non-cash compensation	306,663	206,502
General and administrative	1,423,002	1,347,928
Total operating expenses	4,920,499	3,813,267
(Loss) income from operations	(1,522,952)	1,501,946
Other income and (expenses)
(Loss) gain on sale of assets	(13,795)	14,296
Interest expense	(69,217)	(292,389)
Interest income	32,854	24,167
Gain on foreign currency exchange transactions	1,111,423	395,156
Share of net income from equity investment	9,192	--
Amortization of financing costs	--	(367,744)
Other income	678	(32)
Total other income (expenses)	1,071,135	(226,546)
Net (loss) income before income taxes	(451,817)	1,275,400
Income taxes	(11,131)	(13,996)
Net (loss) income after tax	(462,948)	1,261,404
Non-controlling interest	(634,167)	(332,279)
Net (loss) income attributable to NetSol	(1,097,115)	929,125

Other comprehensive loss:
Translation adjustment	(3,422,716)	(768,795)
Comprehensive income (loss)	(4,519,831)	160,330
Comprehensive loss attributable to non-controlling interest	(1,220,534)	(232,556)
Comprehensive (loss) income attributable to NetSol	(3,299,297)	392,886

Net (loss) income per share:
Basic	$ (0.12)	$ 0.12
Diluted	$ (0.12)	$ 0.12
Weighted average number of shares outstanding
Basic	8,956,007	7,591,891
Diluted	8,956,007	7,599,136

NetSol Technologies, Inc. and Subsidiaries
Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$ (462,948)	$ 1,261,404
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,473,286	1,300,152
Provision for bad debts	251,673	--
Share of net (income) loss from investment under equity method	(9,192)	--
(Gain) loss on sale of assets	13,795	(14,296)
Stock issued for interest on notes payable	--	211,111
Stock issued for services	318,857	29,670
Fair market value of warrants and stock options granted	125,568	227,926
Amortization of financing costs	--	367,744
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,928,230)	(4,320,159)
Decrease in revenue in excess of billing	3,565,290	1,601,584
(Increase) decrease in other current assets	(438,780)	291,041
Increase in accounts payable and accrued expenses	2,014,051	1,942,654
Net cash provided by operating activities	2,923,370	2,898,831
Cash flows from investing activities:
Purchases of property and equipment	(2,691,066)	(1,457,134)
Sales of property and equipment	80,287	60,501
Increase in intangible assets	(1,362,026)	(1,091,966)
Net cash used in investing activities	(3,972,805)	(2,488,599)
Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	560,500	252,900
Payment to common shareholders against fractional shares	--	(194)
Proceeds from exercise of subsidiary options	176,280	--
Restricted cash	(426,585)	(1,571,442)
Proceeds from bank loans	519,040	2,651,048
Payments on capital lease obligations and loans - net	(198,853)	(1,160,684)
Net cash provided by financing activities	630,382	171,628
Effect of exchange rate changes in cash	(699,315)	(161,679)
Net (decrease) increase in cash and cash equivalents	(1,118,368)	420,181
Cash and cash equivalents, beginning of the period	7,874,318	7,599,607
Cash and cash equivalents, end of period	$ 6,755,950	$ 8,019,788

NetSol Technologies, Inc. and Subsidiaries
Reconciliation to GAAP

	Three Months	Three Months
	Ended	Ended
	September 30, 2013	September 30, 2012

Net Income (loss) before preferred dividend, per GAAP	$ (1,097,115)	$ 929,125
Income Taxes	11,131	13,996
Depreciation and amortization	1,473,286	1,300,152
Interest expense	69,217	292,389
Interest (income)	(32,854)	(24,167)
EBITDA	$ 423,665	$ 2,511,495

Weighted Average number of shares outstanding
Basic	8,956,007	7,591,891
Diluted	9,064,123	7,599,136

Basic EBITDA	$ 0.05	$ 0.33
Diluted EBITDA	$ 0.05	$ 0.33

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company's historical operating results nor is it intended to be predictive of potential future results.

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968